Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-3) and the related Prospectus of our report dated April 8, 2024, relating to the consolidated financial statements of ALT5 Sigma Corporation (formerly, JanOne Inc.) for the year ended December 31, 2023.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Hudgens CPA, PLLC

Houston, Texas

August 23, 2024